As filed with the Securities and Exchange Commission on July 9, 2012

Registration No. 333-181652

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOSTALGIA FAMILY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5140	27-3999874
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Nostalgia Family Brands, Inc.

20 Pape Drive

Atlantic Highlands, New Jersey 07716

(732) 291-3661

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William P. McDermitt

Chief Executive Officer

Nostalgia Family Brands, Inc.

20 Pape Drive

Atlantic Highlands, New Jersey 07716

(732) 291-3661

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Fox

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

(212) 592-1400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated July 9, 2012

PROSPECTUS

NOSTALGIA FAMILY BRANDS, INC.

3,000,000 Shares of Common Stock

This is an initial public offering of our common stock. We are offering for sale up to 3,000,000 shares of our common stock on a best efforts, self-underwritten basis for up to ninety days following the date of this prospectus at a fixed price of $0.10 per share, which may be extended by us for up to an additional ninety day period. If all shares being offered by us are sold, we will receive an aggregate of $300,000, less approximately $50,000 in expenses. No public market currently exists for the shares being offered.

There will be no underwriter involved in the sale of the shares. We intend to offer the shares through the efforts of our officers and sole director and it is intended that such officers and sole director will not be paid any commission for such sales. Our officers and sole director may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts given to any such officers and sole director, if any, may be regarded as underwriting commissions or discounts under the Securities Act of 1933.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

We are still in the planning stages of our development and have not as yet commenced any operations. These are speculative securities. Please read the “Risk Factors” section beginning on page 4 of this prospectus before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.10 per share. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board or the OTC Pink market. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

The date of this prospectus is              , 2012

We are responsible for the information contained in this prospectus. We have not authorized anyone to give you any other information, and take no responsibility for any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

BASIS OF PRESENTATION

Except as otherwise indicated herein or as the context otherwise requires, in this prospectus, “we,” “our” and “us” refers to Nostalgia Family Brands, Inc.

In this prospectus, we rely on and refer to certain market and industry data and forecasts related thereto. We obtained this information and these statistics from sources other than us, which we have supplemented where necessary with information from publicly available sources and our own internal estimates. We use these sources and estimates and believe them to be reliable, but we cannot give you any assurance that any of the projected results will be achieved.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully together with our financial statements and the related notes appearing elsewhere in this prospectus before you decide to invest in our common stock. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed under the heading “Risk Factors” and other sections of this prospectus.

Overview

We aim to acquire ownership and other rights to discontinued consumer product brands, with the ultimate goal of reviving these products and commercializing them, based on an idea that nostalgia for such brands will be a powerful incentive to purchase among the 55 and over population, which we refer to in this prospectus as the senior population. We believe that many formerly popular brand names that were discontinued by their parent companies still resonate with the senior population and if so revived and made available in supermarkets and other retail establishments, would attract this population and others as consumers.

We believe that as a person ages, he or she often feels left behind and tends to remember the “good old days” when life was simpler. We believe we can tap into these feelings and use it as a trigger for purchasing decisions, as studies have shown that seniors miss their youth and many of the products which they used during childhood that are no longer available. According to a December 2010 study from Arizona State University’s W.P. Carey School of Business, a significant number of the senior population miss the life they led as children and younger adults, and many of the products which they used during that time and which are no longer available. We believe that the combination of familiarity and positive associations linger as a person ages, and we intend to build on these associations to revive a retail presence for one or more discontinued consumer product brands that at one time was widely recognized.

We are a development stage company and have limited operations. For the period from November 5, 2010 (Inception) to March 31, 2012, we have not generated any revenue and incurred net losses of $11,958. Due to the "start up" nature of our business, we expect to incur losses as we expand. To date, our cash flow requirements have been met by an equity financing. If we are unable to successfully sell our common stock in this offering, generate sufficient profits or otherwise obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement, including this offering, will be sufficient to cover cash requirements during the initial stages of our operations. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Proposed Products

We intend to target for purchase the intellectual property and other rights to discontinued consumer product brands. We consider a product to be discontinued if it is no longer available at traditional retail levels such as at groceries and drug stores, or on the internet.

We do not currently have any products for sale or own any brand names to commercialize in accordance with our business plan. To date, we have researched over 100 discontinued products and have our focus on 20 of these products in three categories of consumer products: candy, food other than candy, and personal products.

Corporate Information

We were incorporated on November 5, 2010 under the laws of the State of Delaware. Our principal executive office is located at 20 Pape Drive, Atlantic Highlands, New Jersey 07716, and our telephone number at that office is (732) 291-3661. We intend to develop the website address www.nostalgiafamilybrands.com. Our website and information contained on, or that can be accessed through, our website are not part of this prospectus.

We are an “emerging growth company,” as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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The Offering

Common stock offered by us	3,000,000 shares of common stock

Offering price per share	$0.10(1)

Common stock to be outstanding immediately after this offering	6,800,000 shares of common stock(2)

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $250,000, based on an initial public offering price of $0.10 per share and after deducting estimated offering expenses payable by us of approximately $50,000.

We intend to use the net proceeds from the sale of our common stock in this offering to purchase the rights to and commercialize discontinued consumer product brands, and for general corporate purposes, including the partial funding of this offering. See “Use of Proceeds.”

Risk factors	See “Risk Factors” on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Dividend policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. See “Dividend Policy.”

(1)	The offering price was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our common stock at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, potential earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of our common stock, which is likely to fluctuate.
(2)	Assumes the sale of all 3,000,000 shares of our common stock offered pursuant to this prospectus.

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Summary Selected Historical Financial Data

The following summary financial data are derived from our financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our audited financial statements and the related notes thereto, each of which is included in this prospectus. The “As Adjusted” financial information gives effect to the sale of all 3,000,000 shares we are offering in this offering as if such sale had occurred at March 31, 2012.

	December 31, 2011	March 31, 2012
Balance Sheet Data:		Actual	As Adjusted
Total assets	$20,592	$26,242	$276,242
Total liabilities	$200	$200	$200
Stockholders’ equity	$20,392	$26,042	$276,042

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making your decision to invest in shares of our common stock. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have an adverse impact on our business, results of operations, financial condition and cash flows. If any of the following risks develops into an actual event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to our Business

As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on November 5, 2010 and our business is in the development stage. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. While we intend to focus on our primary business activity of acquiring rights to and reviving discontinued consumer product brands, no assurance can be given that we will be successful in implementing our business plan. We may not ever generate revenues or attain profitable operations, and our management may not succeed in realizing our business objectives.

We are uncertain of our ability to function as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if any, from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are as of yet unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our common stock. L.L. Bradford & Company, LLC, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to completely execute our business plan. As a result, we may have to cease our business and liquidate any assets we own, and purchasers of our common stock may lose their entire investment. Potential purchasers of our common stock should consider our independent public accountant’s opinion about our ability to continue as a going concern when determining if an investment in us is suitable.

Our business will fail if we are unable to identify, acquire, commercialize, market and sell discontinued consumer product brands or otherwise implement our business plan successfully.

The success of our business plan is dependent, among other things, on our ability to identify, acquire, commercialize, market and sell discontinued consumer product brands. Our business will fail if we cannot successfully implement our business plan, or successfully market our planned product and capabilities.

We expect to suffer losses for the foreseeable future.

We expect to incur operating losses for the foreseeable future. These losses will occur because we do not yet have yet sufficient revenues to offset the expenses associated with the development of our planned business. We cannot guarantee that we will ever become successful in generating sufficient revenues in the future. If we are unable to generate sufficient revenues, we will not be able to earn profits or continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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If our views on the strength of nostalgia as a driver for sales of consumer products is erroneous, our financial condition and results of operations would likely suffer.

We believe that there is a potential market for discontinued consumer product brands based on the strength of nostalgia in the senior population. We can give no assurance that our views on nostalgia, or its use as a marketing tool to sell products, will prove to be successful, especially considering that any brands we may acquire were likely discontinued due to a lack of sales or popularity at such time. If such views turn out to be erroneous, our results of operations and financial condition could be materially and adversely affected.

We intend to enter a competitive market which could impact our ability to gain market share and accordingly could harm our financial performance.

The market for consumer products is intensely competitive. Although we intend to differentiate from other companies in that we are marketing products based in part on the strength of nostalgia in the senior population, there are a number of companies, many of which are established, that sell numerous products that would compete with any brands we may acquire, many of which are household names. If we cannot gain shelf space for our planned products at retailers or gain market share, our business and financial performance will be adversely affected.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to successfully develop our business and eventually to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan, including the funds we are seeking to raise in this offering. Whether or not we sell all of the shares we are offering pursuant to this prospectus, we will require additional financing through the issuance of debt and/or equity in order to implement our business plan, including identifying, acquiring and distributing consumer products, build inventory, hire additional personnel as needed and eventually establish profitable operations. Such financing may not be forthcoming. As it has been widely reported, global and domestic financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors, including weak economic conditions. As a result, the cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets has diminished significantly, even more so for smaller companies like ours. If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets and, even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funding in place. Failure to sell all 3,000,000 shares we are offering pursuant to this prospectus and to secured additional funding when needed will have an adverse effect on our ability to meet our obligations and remain in business.

If our estimates related to expenditures are erroneous or inaccurate, our business may fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for 2012 and beyond, including those we expect to incur as a publicly reporting company, costs relating to acquiring rights to consumer product brands and commercialization of those brands, website development, and advertising and administrative expenses, which management estimates to aggregate a minimum of approximately $250,000 over the next 12 months. If such estimates are erroneous or inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business and a loss of your entire investment.

If we are unable to identify and retain qualified personnel, our business and financial performance may suffer.

We expect to be dependent on relationships with third parties in order to successfully commercialize our planned product lines. As a new company with very limited operating history, we may have difficulty in retaining the personnel required by us. If we are unable to fill those key positions or if we fail to hire or retain the necessary personnel, our business will suffer and you may lose your entire investment.

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We need to retain key personnel to support our product and ongoing operations.

Our future success depends upon the continued service of Mr. William P. McDermitt, our chief executive officer and sole director, and Mr. Edward O’Donnell, our vice president, chief financial officer and secretary, on whom we are relying to implement our business plan. The loss of the services of either of Messrs. McDermitt and O’Donnell could negatively impact our ability to select and commercialize potential brands, which could adversely affect our financial results and impair our operations.

Each of our executive officers are part-time employees, and have committed to spend such time as they deem reasonably necessary to launch our business. Mr. O’Donnell, in particular, has an unrelated full time job that may compete with us for his time. Our inability to have a full-time chief financial officer may make it more difficult to, or cause a delay in, launching and growing our business.

Our chief executive officer and sole director lacks experience in and with publicly traded companies.

While we intend to rely heavily on Mr. McDermitt, he has no experience serving as an officer or director of a publicly traded company, or experience with the reporting requirements which public companies are subject to. Additionally, Mr. McDermitt has no experience with the financial accounting and preparation requirements of financial statements which we will be required to file on a quarterly and annual basis under the Securities Exchange Act of 1934, as amended, once our registration statement, of which this prospectus is a part, is declared effective. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to our chief executive officer’s ultimate lack of experience with publicly traded companies in general and especially in connection with their lack of experience with the financial accounting and preparation requirements of the Exchange Act.

Risks Related to our Common Stock and this Offering

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Because we will be subject to “penny stock” rules if our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock, and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board or other over-the-counter market following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of capital stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

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Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

We arbitrarily determined the price of the shares of our common stock to be sold by us pursuant to this prospectus, and such price may not reflect the actual market price for the securities.

The initial offering price of $0.10 per share of common stock offered by us pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this offering. The market price of our common stock may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing stockholders.

We are authorized to issue up to 50,000,000 shares of common stock, $ 0.001 par value, of which 3,800,000 shares of common stock currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common and preferred stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing stockholders’ interests, which will negatively affect the value of your shares.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock available for sale after completion of this offering, or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also may make it more difficult for us to raise additional capital by selling equity securities in the future, at a time and price that we deem appropriate.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock, including shares issued in connection with an acquisition, or the perception that such sales or distributions could occur, may cause the market price of our common stock to decline.

We have broad discretion in the use of the net proceeds to us from this offering and may not use them in a manner in which our stockholders would consider appropriate.

We cannot specify with certainty the particular uses of the net proceeds that we will receive from this offering, although we intend to use a portion for the purchase of rights to as-yet unidentified discontinued consumer product brands. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described under the heading “Use of Proceeds” included elsewhere in this prospectus. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure by our management to apply these funds effectively could have an adverse effect on our business. Pending their use, we may invest the net proceeds from this offering in short-term securities or other investment products.

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Any issuance of preferred stock could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our board of directors has the authority to issue preferred stock and to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of our common stock.

We will incur significant costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives. We may fail to comply with the rules that apply to public companies, which could result in sanctions or other penalties that would harm our business.

We will incur significant legal, accounting and other expenses as a public company, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, and regulations regarding corporate governance practices, such as accurately and timely filing annual and interim reports, soliciting proxies for annual and special meetings of stockholders, conflicts of interest policies and a code of conduct. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements. Moreover, the reporting requirements, rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

After this offering, we will be subject to Section 404 of The Sarbanes-Oxley Act of 2002 and the related rules of the SEC, which generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Section 404 generally requires an annual management assessment of the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or a smaller reporting company or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting.

To date, we have not conducted a review of our internal control for the purpose of providing the reports required by these rules. During the course of our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we have a material weakness in our internal controls over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall.

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors.

Prospective investors are cautioned not to place undue reliance on forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by those cautionary statements. Any forward-looking statements which we make in this prospectus speak only as of the dates of such statements, and we undertake no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Forward-looking statements include, but are not limited to, statements about:

•	our anticipated future results of operations and operating cash flows;

•	our ability to successfully identify, acquire, commercialize and sell discontinued consumer product brands;

•	our business plan;

•	our competitive position and the effects of competition on our planned business;

•	potential growth opportunities available to us;

•	the recruitment and retention of employees and consultants; and

•	our potential operating performance, achievements and efficiency.

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USE OF PROCEEDS

We estimate that we will receive approximately $250,000 in net proceeds from this offering, after deducting estimated expenses of $50,000 payable by us, assuming the sale of all 3,000,000 shares of common stock we are offering pursuant to this prospectus.

We expect to use the net proceeds that we receive from this offering to purchase the rights to and commercialize discontinued consumer product brands, and for general corporate purposes, including to partially fund the cost of this offering. However, as of the date of this prospectus, we have no definitive agreement relating to any such acquisition or investment.

We have not yet determined the amount of net proceeds to be used specifically for any specific purpose. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. Pending the application of the net proceeds from this offering, the net proceeds may be invested in short-term securities or other investment products.

Assuming all of the shares being offered by us are sold, resulting in gross proceeds to us of $300,000, we expect to use the proceeds in the priority set forth below, within the first 12 months after successful completion of this offering and receipt of the funds.

Proceeds to us	$300,000
Expenses relating to this offering	$50,000
Expenditures:
Product acquisitions	25,000
Manufacturing	100,000
Advertising and marketing	75,000
Working capital and general corporate purposes:
Legal and accounting fees	20,000
Salaries and consulting fees	15,000
Office overhead	10,000
Miscellaneous expenses	5,000
$300,000

DIVIDEND POLICY

We have not paid any dividends since our inception and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our business. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

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DILUTION

Our net tangible book value as of March 31, 2012 was approximately $26,042, or $0.007 per share of common stock based on 3,800,000 shares of common stock outstanding as of such date. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2012. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of common stock immediately after completion of this offering.

After giving effect to the sale of all the shares being sold pursuant to this offering at the offering price of $0.10 per share, and after deducting estimated offering expenses payable by us in the amount of $50,000, our net tangible book value would be approximately $276,042, or $0.041 per share of common stock. This represents an immediate increase in net tangible book value of $0.034 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.059 per share, or 59% per share, to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution if all 3,000,000 shares are sold:

Offering ($0.10)
Public offering price per share of common stock		$0.100
Net tangible book value per common share as of March 31, 2012	$0.007
Increase in net tangible book value per share attributable to existing stockholders	$0.034
Net tangible book value per share as adjusted after this offering		$0.041
Dilution per share to new investors		$0.059

Because we are offering up to 3,000,000 shares on a best efforts basis and there are no minimum proceeds required to close this offering, it is probable that we may be able to sell less than 3,000,000 shares that we are offering. The following tables provide the per share dilution if 75%, 50%, and 25% of the 3,000,000 shares offered pursuant to this prospectus are sold:

After giving effect to the sale of 75%, or 2,250,000 shares being sold pursuant to this offering at the offering price of $0.10 per share, and after deducting estimated offering expenses payable by us in the amount of $50,000, our net tangible book value would be approximately $201,042, or $0.033 per share of common stock. This represents an immediate increase in net tangible book value of $0.026 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.067 per share, or 67% per share, to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution if 75%, or 2,250,000 shares are sold:

Offering ($0.10)
Public offering price per share of common stock		$0.100
Net tangible book value per common share as of March 31, 2012	$0.007
Increase in net tangible book value per share attributable to existing stockholders	$0.026
Net tangible book value per share as adjusted after this offering		$0.033
Dilution per share to new investors		$0.067

After giving effect to the sale of 50%, or 1,500,000 shares being sold pursuant to this offering at the offering price of $0.10 per share, and after deducting estimated offering expenses payable by us in the amount of $50,000, our net tangible book value would be approximately $126,042, or $0.024 per share of common stock. This represents an immediate increase in net tangible book value of $0.017 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.076 per share, or 76% per share, to new investors purchasing the shares in this offering.

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The following table illustrates this per share dilution if 50%, or 1,500,000 shares are sold:

Offering ($0.10)
Public offering price per share of common stock		$0.100
Net tangible book value per common share as of March 31, 2012	$0.007
Increase in net tangible book value per share attributable to existing stockholders	$0.017
Net tangible book value per share as adjusted after this offering		$0.024
Dilution per share to new investors		$0.076

After giving effect to the sale of 25%, or 750,000 shares being sold pursuant to this offering at the offering price of $0.10 per share, and after deducting estimated offering expenses payable by us in the amount of $50,000, our net tangible book value would be approximately $51,042, or $0.011 per share of common stock. This represents an immediate increase in net tangible book value of $0.004 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.089 per share, or 89% per share, to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution if 25%, or 750,000 shares are sold:

Offering ($0.10)
Public offering price per share of common stock		$0.100
Net tangible book value per common share as of March 31, 2012	$0.007
Increase in net tangible book value per share attributable to existing stockholders	$0.004
Net tangible book value per share as adjusted after this offering		$0.011
Dilution per share to new investors		$0.089

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid, and the average price per share paid by our existing stockholders and by new investors in this offering, assuming the sale of all of the shares we are offering pursuant to this prospectus:

	Price Per Share	Number of Shares Held	Percent of Ownership	Aggregate Consideration Paid
Existing stockholders	$0.01	3,800,000	55.88%	$38,000
Investors in this offering	$0.10	3,000,000	44.12%	$300,000

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MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board or the OTC Pink market. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board or the OTC Pink market, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 3,800,000 shares of our common stock since our inception on November 5, 2010. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 44 holders of record of our common stock as of June 30, 2012.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results. We are in a developmental stage. We have not generated any revenues to date. Our entire activity since our inception has been to launch our planned business and prepare for our proposed fundraising through an offering of our equity securities.

Overview

We aim to acquire ownership and other rights to discontinued consumer product brands, with the ultimate goal of reviving these products and commercializing them, based on an idea that nostalgia for such brands will be a powerful incentive to purchase among the senior population. We believe that many formerly popular brand names that were discontinued by their parent companies still resonate with the senior population and if so revived and made available in supermarkets and other retail establishments, would attract this population and others as consumers.

We are a development stage company and have limited operations. For the period from November 5, 2010 (Inception) to December 31, 2011, we have not generated any revenue and incurred net losses of $108.00. Due to the "start up" nature of our business, we expect to incur losses as we expand. To date, our cash flow requirements have been met by an equity financing. If we are unable to successfully sell our common stock in this offering, generate sufficient profits or otherwise obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement, including this offering, will be sufficient to cover cash requirements during the initial stages of our operations. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

We will be unable to begin our proposed operations unless and until we are able to sell our common stock in this offering. We expect to receive net proceeds from such sale, assuming the sale of all 3,000,000 shares of common stock we are offering, of approximately $250,000, which we intend to primarily utilize for the identification, purchase and commercialization of one or more discontinued consumer product brands, including advertising for such brand or brands, as well as for the other purposes set forth under "Use of Proceeds" elsewhere in this prospectus. We have not yet identified a particular product or brand to purchase.

Our business plan, which assumes that we will not derive any significant revenues from sales for at least 12 months from the date of this prospectus, contemplates that the net proceeds that we expect to receive from the sale of all of the shares of common stock we are offering for sale should be sufficient to sustain our proposed operations for at least 12 months after our receipt of such net proceeds.

JOBS Act

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.

Business Activities to Date

As of the date of this prospectus, we have spent time researching our proposed business and identifying potential product acquisitions. Further, we have registered our website name www.nostalgiafamilybrands.com.

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Results of Operations

We have not generated any revenues since our inception on November 5, 2010. During the period from inception to March 31, 2012, our operating expenses were primarily comprised of general and administrative expenses of $11,958.

Our total assets as of March 31, 2012 are $26,242, consisting of cash on hand totaling $14,242 and prepaid legal expense of $12,000.

Known Trends and Uncertainties

The success of our business plan is dependent, among other things, on our ability to identify, acquire, commercialize, market and sell discontinued consumer product brands. Our business will fail if we cannot successfully implement our business plan, or successfully market our planned product and capabilities. Additionally, if our views on the strength of nostalgia as a driver for sales of consumer products is erroneous, our financial condition and results of operations would likely suffer. See “Risk Factors–Risks Related to our Business.”

Expenditures

Assuming all of the shares being offered by us are sold, resulting in gross proceeds to us of $300,000, we expect to use the proceeds in the priority set forth below, within the first 12 months after successful completion of this offering and receipt of the funds.

Proceeds to us	$300,000
Expenses relating to this offering	$50,000
Expenditures:
Product acquisitions	25,000
Manufacturing	100,000
Advertising and marketing	75,000
Working capital and general corporate purposes:
Legal and accounting fees	20,000
Salaries and consulting fees	15,000
Office overhead	10,000
Miscellaneous expenses	5,000
$300,000

We will need to raise $300,000 from our offering to complete our projected 12-month plan. If we are not successful in raising this amount, it will impact our ability to acquire, manufacture and commercialize discontinued consumer product brands. If we are unable to raise the maximum amount being offered in this offering, we would reduce the number of brands purchased, which would result in less funds needed to be allocated for manufacturing and advertising, among other expenditures.

Liquidity and Capital Resources

We are a development stage company with limited operating history. There is a limited operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. To date, we have not generated any revenues. We intend to use the net proceeds received from the sale of the 3,000,000 shares of common stock pursuant to this offering towards the execution of our business plan. There can be no assurance that we will sell any of such shares and accordingly we may receive no proceeds from this offering. If any of the above events happen, we will require additional funding in order to continue operations for the first 12 months. If we do complete the implementation of our business plan, we may nevertheless not be able to generate sufficient revenues to become profitable, and will likely need additional funding to continue operations. We may never secure any additional funding necessary to continue our operations. At the present time, we have not made any arrangements to raise additional funds. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of equity or debt. We have no other financing plans at this time.

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Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in 2012. Please see footnote 3 to our December 31, 2011 financial statements for additional information.

Recently Issued Accounting Pronouncements

In April 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may delay adoption of new or revised accounting standards applicable to public companies until the earlier of the date that (i) we are no longer an emerging growth company or (ii) we affirmatively and irrevocably opt out of the extended transition period for complying with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Upon issuance of new or revised accounting standards that apply to our financial statements, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting guidelines.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU No. 2010-06”). ASU No. 2010-06 amends FASB ASC Topic 820, to require additional information to be disclosed principally regarding Level 3 measurements and transfers to and from Level 1 and 2. In addition, enhanced disclosure is required concerning inputs and valuation techniques used to determine Level 2 and Level 3 measurements. This guidance is generally effective for interim and annual reporting periods beginning after December 15, 2009; however, requirements to disclose separately purchases, sales, issuances, and settlements in the Level 3 reconciliation are effective for fiscal years beginning after December 15, 2010 (and for interim periods within such years). The update did not have a material impact on our results of operations or financial position.

In February 2010, the FASB issued Accounting Standards Update No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU No. 2010-09”). ASU No. 2010-09 amends FASB ASC Topic 855-10, Subsequent Events, to remove the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated in both issued and revised financial statements. This change alleviates potential conflicts between ASC 855-10 and the SEC’s requirements. The update did not have a material impact on our results of operations or financial position.

In March 2010, the FASB issued Accounting Standards Update No. 2010-11, which is included in the Codification under ASC 815, Derivatives and Hedging (“ASC 815”). This update clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Only an embedded credit derivative that is related to the subordination of one financial instrument to another qualifies for the exemption. This guidance is effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this standard did not have a material impact on our results of operations or financial position.

In April 2010, the FASB issued ASU No. 2010-13, Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (“ASU 2010-13”). ASU 2010-13 addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. FASB ASC Topic 718 was amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a market, performance or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies for equity classification. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. We do not believe that the adoption of this standard will have a material impact on our results of operations or financial position.

In December 2010, the FASB issued ASU No. 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (“ASU 2010-28”). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This eliminates an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal and interim periods beginning after December 15, 2010. We do not believe that the adoption of this standard will have a material impact on our results of operations or financial position.

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In December 2010, the FASB issued ASU No. 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. We do not believe that the adoption of this standard will have a material impact on our results of operations or financial position.

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S.GAAP and IFRSs (“ASU 2011-04”) that provides clarification about the application of existing fair value measurements and disclosure requirements and expands certain other disclosure requirements. ASU 2011-04 amends U.S. GAAP to provide common fair value measurements and disclosure requirements with International Financial Reporting Standards. The amendments in this ASU are effective prospectively for interim and annual periods beginning after December 15, 2011, with no early adoption permitted. We do not believe that the adoption of this standard will have a material impact on our results of operations or financial position.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income (“ASU No. 2011-05”) that improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income by eliminating the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. ASU No. 2011-05 requires that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both methods, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the component of net income and the components of other comprehensive income are presented. ASU No. 2011-05 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and is to be applied retrospectively, with early adoption permitted. We do not believe that the adoption of this standard will have a material impact on our results of operations or financial position.

In September 2011, the FASB issued ASU No. 2011-08, Testing Goodwill for Impairment (“ASU 2011-08”) that permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the required annual goodwill impairment test. The ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011; however, early adoption is permitted. We do not believe that the adoption of this standard will have a material impact on our results of operations or financial position.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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PROPOSED BUSINESS

Overview

We were formed on November 5, 2010. We aim to acquire ownership and other rights to discontinued consumer product brands, with the ultimate goal of reviving these products and commercializing them, based on an idea that nostalgia for such brands will be a powerful incentive to purchase among the 55 and over population, which we refer to in this prospectus as the senior population. We believe that many formerly popular brand names that were discontinued by their parent company still resonate with the senior population and if so revived and made available in supermarkets and other retail establishments, would attract this population and others as consumers.

We believe that as a person ages, he or she often feels left behind and tends to remember the “good old days” when life was simpler. We believe we can tap into these feelings and use it as a trigger for purchasing decisions, as studies have shown that seniors miss their youth and many of the products which they used during childhood that are no longer available. According to a December 2010 study from Arizona State University’s W.P. Carey School of Business, a significant number of the senior population miss the life they led as children and younger adults, and many of the products which they used during that time and which are no longer available. We believe that the combination of familiarity and positive associations linger as a person ages, and we intend to build on these associations to revive a retail presence for one or more discontinued consumer product brands that at one time was widely recognized.

We are a development stage company and have limited operations. For the period from November 5, 2010 (Inception) to March 31, 2012, we have not generated any revenue and incurred net losses of $11,958. Due to the "start up" nature of our business, we expect to incur losses as we expand. To date, our cash flow requirements have been met by an equity financing. If we are unable to successfully sell our common stock in this offering, generate sufficient profits or otherwise obtain additional funds for our working capital needs, we may need to cease or curtail operations. Furthermore, there is no assurance the net proceeds from any successful financing arrangement, including this offering, will be sufficient to cover cash requirements during the initial stages of our operations. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Proposed Products

We intend to target for purchase the intellectual property and other rights to discontinued consumer product brands. We consider a product to be discontinued if it is no longer available at traditional retail levels such as at groceries and drug stores, or on the internet.

We do not currently have any products for sale or own any brand names to commercialize in accordance with our business plan. To date, we have researched over 100 discontinued products and have our focus on 20 of these products in three categories of consumer products: candy, food other than candy, and personal products, as follows:

•	Candy. Bit-O-Licorice, Big Yank, Old Nick and Hollywood candy bars.

•	Food Other Than Candy. Amazo Instant Dessert, Ballard Cornbread Mix, Cocomalt, Hydrox Cookies, Krumbles Cereal, Ann Page Pork and Beans, Pep Cereal, Puffa Puffa Rice Cereal and Van Camp’s Chili Con Carne.

•	Personal Products. Calox Tooth Powder, Chipso Laundry Soap, Forhans for the Gums, Rapid Shave, Shower Mate, Stopette Deodorant and Sun ‘N’ Surf.

We can give no assurance that we will be successful in acquiring rights to any of the above targeted products or any other discontinued products. We do not believe that any of our targeted products are available on the internet or at the retail level.

Upon raising funds in this offering, of which we can give no assurance, we intend to acquire at least one product from each category, depending on the amount of funds raised and the asking price for the rights to those products. Some of these product brands we intend to target for acquisition are in public domain while the rights to others are still owned by companies from whom we would endeavor to acquire the manufacturing and distribution rights, either on a royalty basis or outright purchase.

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Demographics

According to our research:

•	An estimated 55 million people in the United States are over the age of 55. We believe this large and growing segment of the population are a viable demographic market, with more financial resources and an increasing awareness of their power as consumers. Accordingly to George Moschis, Director of Georgia’s State Center for Mature Consumer Studies, by 2020, the senior population is expected to number approximately 115 million.

•	The number of U.S. persons age 65 and over in 2010 was estimated at 40 million persons according to the World Factbook (2010 Edition), approximately 13% of the nation’s total, and greater than the populations of more than 200 of the world’s countries (GeoHive.com-2010). It is estimated that U.S. persons age 65 and over may increase in size by 40% by 2017.

•	The senior population controls in excess of three-fourths of the United States’ wealth, and the 65 and over age group - a subset of the senior population - has twice as much per capita income as the average baby boomer (George Moschis, Director of Georgia’s State Center for Mature Consumer Studies).

•	The senior population possesses over $900 billion in spending money, and nearly a quarter of householders aged 65 to 69 have a net worth of $250,000 or more (George Moschis, Director of Georgia’s State Center for Mature Consumer Studies).

•	Only 31% of members of the 65 and over age group have broadband internet connections, according to the 2004 Pew Research Center’s Internet and American Life Project, which was updated in August 2010. The study found that many seniors do not find the internet to be relevant to their lives (48%), are uncomfortable with computers (60%) and are not interest in going on-line (90%).

The most recently available U.S. government statistics, from 2005, show that Florida has the highest population of people aged 65 and over, followed by Pennsylvania, West Virginia, North Dakota, Georgia, Alabama and Mississippi. According to the report from the 2006 Federal Interagency report on aging, 32 states had a proportion of older people that equaled or exceeded the national proportion of 13 percent. Florida had the highest proportion of older people (16.7 percent), followed by West Virginia and Pennsylvania (14.9 percent and 14.8 percent, respectively). Numerically, California had the largest older population (3.6 million). Florida and New York ranked second and third with 2.8 million and 2.3 million, respectively.

Marketing, Advertising and Distribution

We plan to market our planned product brands using a mix of radio and print media advertising. Advertising on radio is expected to commence in the areas most concentrated with a senior population. Our website will not initially offer our products for sale, but rather will direct potential consumers to area retail outlets carrying our products.

We also intend to purchase advertising space with shares of our common stock, as well as cash, for particular regions of major weekend supplements, such as Parade and USA Weekend, to specifically target our market and advise the senior population that their favorite brands are once again available at retail stores in their area. We believe that advertising can be purchased for cash or stock with little or no lead time at substantial discounts from prevailing market prices for “remainders” – sections of a national run by these and other publications when not sold by print time.

We expect that if and when demand is created through our advertising campaigns, it will be easier to retain independent manufacturer’s representatives to sell our products to regional buyers at independent retailers, and retailers will be more likely to stock our products as a result of advertising-generated demand. These independent representatives also obviate the need for us to have sales personnel on our payroll, thus keeping our labor costs down. We expect independent representatives would charge us a fee of between 5% and 15% of any sales brokered by them, with potential bonuses for hitting pre-determined sales levels.

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We intend to ultimately sell our products primarily in the mass market retail channel in all 50 states, including to supermarket chains, drug stores, gas station marts, mass merchandisers and warehouse clubs.

Production

We expect that all product production would initially be out-sourced to third-party manufacturers.

Competition

Our proposed business is subject to significant competition. The food and consumer products industry is fragmented, highly competitive and is dominated by large multinational companies including among others Nestle, Kraft Foods, Mars, Proctor & Gamble and Unilever, as well as smaller competitors, many of whom have already established their brand name recognition in our proposed markets. Additionally, many of our competitors have significantly larger marketing personnel and cash resources than we have. Moreover, competition for shelf space in grocery stores and other retail outlets is intense and poses great difficulty for smaller food and consumer product companies and distributors.

We intend to offer distinctive products, which address specific consumer needs. We will target the senior population where nostalgia is expected to be a strong motivator for purchases. However, these efforts will not guarantee that we will be competitive or that our business plan will be successful. Further, we intend to compete with other companies that see the value of reintroducing discontinued product brands; however, we believe that this market is small enough for us to compete.

We believe that competition is based principally upon availability, price, quality and efficacy of products, customer service, brand name and marketing and trade support, and successful new product introductions.

Intellectual Property

We do not own any intellectual property. As part of our acquisition strategy, we will endeavor to purchase all relevant trademarks, trade names, trade secrets and other intellectual property of the consumer product brands we are targeting.

Research and Development Activities

Other than time spent researching our proposed business and identifying potential product acquisitions, we have not spent any funds on research and development activities to date. We do not currently plan to spend any material funds on research and development activities in the future.

Employees

We do not presently have any employees other than our executive officers, neither of whom are expected to be full-time employees. Our officers are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth. We have no intention of hiring employees until our business has been successfully launched and we have sufficient, reliable revenue from our operations, which is not expected for at least the next 12 months. Although we cannot reliably estimate the percentage of time each of our executive officers will spend on behalf of our company prior to the successful launch of our business, of which we can give no assurance of success, they have each committed to spend such time as they deem reasonably necessary to launch our business. Mr. McDermitt is available to work as a full-time employee if and when we successfully launch our business. Upon the successful launch of our business, of which we can give no assurance of success, Mr. O’Donnell, our CFO, will re-evaluate his time commitments to our company.

We intend to retain independent manufacturer’s representations to seek buyers of our products, once available. We have not yet identified any such independent representatives.

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Properties

We do not own interests in any real property. We currently operate from our office located in Atlantic Highlands, New Jersey.

We believe our office is in good operating condition and adequately serves our current business operations. We also anticipate suitable additional or alternative space will be available at commercially reasonable terms of future expansion to the extent necessary.

Legal Proceedings

Currently, there are no legal proceedings pending or to our knowledge threatened against us.

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MANAGEMENT

Set forth below is a list of the names, ages and positions of our executive officers and sole director.

Name	Age	Position(s)

William P. McDermitt	83	Chief Executive Officer, President and Director
Edward O’Donnell	46	Vice President, Chief Financial Officer and Secretary

Biographies of Executive Officers and Sole Director

William P. McDermitt has had a long and varied career in marketing and advertising of food and personal products, starting as a sales representative in 1953 for Proctor & Gamble selling case foods to supermarket chains. He has held positions since then at the Drug Research Corporation selling drug products to wholesalers and chain drug stores in 11 western states, from 1957 to 1959; Young & Rubicam Advertising Agency as an account manager of personal products and baby products for Johnson & Johnson, from 1960 to 1969; and with consumer magazines in advertising sales management positions including The New York Times Magazine, Ladies’ Home Journal and McCall’s, selling major corporations on advertising their brands in the publications, from 1970 to 1997. Accounts have included General Foods, Johnson & Johnson, Bristol Myers, S.C. Johnson Co. and General Mills. Since stepping down from his sales management position at McCall’s Magazine in 1997, Mr. McDermitt has been active as a volunteer at Riverview Hospital in Red Bank, New Jersey. Mr. McDermitt has a B.S. in Marketing from the New York University School of Commerce.

Edward O’Donnell has been Vice President, Finance, of Augme Technologies, Inc., a mobile marketing and technology company, since December 2010. Prior to that, until November 2010, he was the Secretary and Chief Financial Officer of Carlyle Capital Group. Prior to that, he was the Senior Vice President of Finance & Investor Relations at ACTV, Inc. a digital media company prior to its acquisition by Liberty Media. He has provided financial and modeling expertise for many innovative projects from development stage through deployment and has implemented systems and controls that lead to accurate and timely financial results. Mr. O’Donnell is a member of the New York State and American Institute of Certified Public Accountant, holds a B. S. Degree in accounting from Villanova University, and in 2003 received an M.B.A. Degree from Columbia University Business School.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our stockholders shall determine the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, even though such definition does not currently apply to us because we are not listed on Nasdaq. Under this definition, our sole director is not independent.

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Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by our Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our board of directors. We do not have a compensation committee.

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EXECUTIVE COMPENSATION

We have not paid our officers since our inception, nor do we owe, any compensation to our officers. We have not entered into any arrangements or employment agreements with either of Messrs. McDermitt or O’Donnell pursuant to which either of them will be compensated now, or in the future for any services provided to us as an executive officer, and we do not anticipate entering into any such arrangements or agreements unless we become profitable.

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers and sole director since our inception.

There are currently no employments or other contracts or arrangements with our officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole officer that would result from a change-in-control.

We have not compensated our sole director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have not entered into any other transaction, nor are there any proposed transactions, in which our executive officers and our sole director, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our capital stock as of June 30, 2012 with respect to:

•	each person known to us to own beneficially more than 5% of any class of our outstanding shares;

•	each of our named executive officers;

•	our sole director; and

•	our sole director and all of our executive officers as a group.

In accordance with the rules and regulations of the SEC, beneficial ownership includes voting or investment power with respect to securities. We do not have any stock options or other securities convertible or exercisable into our common stock. To our knowledge, except pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock. The address for each stockholder listed below is c/o Nostalgia Family Brands, Inc., 20 Pape Drive, Atlantic Highlands, New Jersey 07716.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
William P. McDermitt	500,000	13.16%
Edward O’Donnell	100,000	2.63%
All executive officers and sole director as a group (2 people)	600,000	15.79%

Messrs. McDermitt and O’Donnell may be deemed to be our “parents” and “promoters”, as such terms are defined under the federal securities laws. Mr. McDermitt has from time to time, and may in the future, consult with Mr. Edward Downe - a former employer of Mr. McDermitt - on business and marketing matters with respect to our company. There is no agreement between Mr. Downe and our company and at no time has Mr. Downe received any compensation or value for providing such advice; however, he may be deemed to be a “promoter” under the federal securities laws.

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DESCRIPTION OF CAPITAL STOCK

General

The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of the capital stock contained in our amended and restated certificate of incorporation, amended and restated bylaws and applicable law. We intend to amend and restate our certificate of incorporation and bylaws prior to consummation of this offering. A copy of our amended and restated certificate of incorporation and amended and restated bylaws will be filed as exhibits to the Registration Statement of which this prospectus is a part.

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. Upon the consummation of this offering, assuming the sale of all of the shares offered pursuant to this prospectus, 6,800,000 shares of common stock will be outstanding. All of our issued and outstanding shares of capital stock are, and the shares of capital stock to be issued in this offering will be, validly issued, fully paid and nonassessable.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

The holders of our common stock are entitled to receive dividends, if declared by our board of directors, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends.

The holders of our common stock do not have preemptive, subscription, redemption or conversion rights.

Voting

Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock. The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Stockholders will not be entitled to cumulative voting in the election of directors. The foregoing provisions of the Delaware General Corporation Law may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of our company.

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Charter and Bylaws Anti-Takeover Provisions

Our bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing.

Our bylaws establish an advance notice procedure for stockholders to bring matters before special stockholder meetings, including proposed nominations of persons for election to our board of directors. These procedures specify the information stockholders must include in their notice and the timeframe in which they must give us notice. At a special stockholder meeting, stockholders may only consider nominations or proposals specified in the notice of meeting. A special stockholder meeting for any purpose may only be called by our board of directors or our chief executive officer, and will be called by our chief executive officer at the request of the holders of a majority of our outstanding shares of capital stock.

Our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a meeting. However, our bylaws may have the effect of precluding the conduct of that item of business at a meeting if the proper procedures are not followed. These provisions may discourage or deter a potential third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

The foregoing provisions of our certificate of incorporation, our bylaws and the Delaware General Corporation Law may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of the company.

Limitation on Liability and Indemnification of Directors and Officers

Our bylaws limit our directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our bylaws will generally not limit liability under state or federal securities laws.

Delaware law and our bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Transfer Agent

We have not engaged a transfer agent to serve as such for shares of our common stock. We intend to retain a transfer agent as soon as practicable following the effectiveness of the registration statement of which this prospectus forms a part and the successful sale of the common stock offered pursuant to this prospectus. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock. Our officers do not have any experience acting as a transfer agent for publicly traded securities.

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PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement of which this prospectus is a part, we will conduct the sale of 3,000,000 shares we are offering on a self-underwritten, best-efforts basis. This offering will be conducted on a best-efforts basis utilizing the efforts of our officers and sole director. There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association, or inter-dealer quotation system. We have not identified any market makers with regard to assisting us to apply for such quotation. We are unable to estimate when we expect to undertake this endeavor or whether we will be successful. In the absence of listing, no market is available for investors in our common stock to sell the shares offered herein. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the shares listed for trading.

If the shares ever become tradable, the trading price of such could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell the shares at a price greater than the price at which they are being offered. We do not anticipate entering into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements.

We will not be conducting a mass-mailing in connection with this offering, nor will we use the Internet to conduct this offering.

Our Chief Executive Officer and sole director, William McDermitt, is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934. He will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer. Mr. McDermitt serves as our Chief Executive Officer and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the offering, and has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every 12 months. He will not receive commissions in connection with her participation.

We plan to offer our shares to the public at a fixed price of $0.10 per share, with no minimum amount required to be sold. Our officers and sole director will not purchase any shares in this offering. Investors can purchase the shares in this offering by contacting us. We accept payments for the shares in the form of either cash payments made in United States currency either by personal check, bank draft, or cashier’s check. We expressly reserve the right to either accept or reject any subscription. All accepted subscription agreements are irrevocable. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. We will keep the offering of 3,000,000 shares of common stock open until we sell all of the shares registered, or for ninety days from the date of this offering, whichever occurs first. The Board of Directors may also elect to extend the offering for up to a further ninety days, if all shares have not been sold by the end of the initial ninety day period. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement nor can we guarantee that we will sell any shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we intend to offer our common stock upon effectiveness of this prospectus in New York.

We are bearing the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

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Transfer of our common stock may be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Herrick, Feinstein LLP, New York, New York.

EXPERTS

The financial statements included in this prospectus have been so included in reliance on the report(s) of L.L. Bradford & Company, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act, a registration statement on Form S-1 relating to the common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You may inspect a copy of the registration statement and the exhibits and schedules thereto without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from such office at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus is a part, at the SEC’s Internet website.

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INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements

Balance Sheets as of December 31, 2011 and 2010	F-3
Statements of Operations for the year ended December 31, 2011, the period November 5, 2010 (inception) to December 31, 2010 and November 5, 2010 (inception) to December 31, 2011	F-4
Statements of Cash Flows for the year ended December 31, 2011, the period November 5, 2010 (inception) to December 31, 2010 and the period November 5, 2010 (inception) to December 31, 2011	F-5
Statements of Stockholders’ Equity for the period November 5, 2010 (inception) to December 31, 2011	F-6
Notes to Financial Statements	F-7 - F-11

Condensed Balance Sheets as of March 31, 2012 (Unaudited) and December 31, 2011	F-12
Condensed Statements of Operations for the three month periods ended March 31, 2012 and March 31, 2011 (Unaudited)	F-13
Condensed Statement of Operations for the period November 5, 2010 (inception) to March 31, 2012 (Unaudited)	F-14
Condensed Statements of Cash Flows for the three month periods ended March 31, 2011 and March 31, 2012, and the period November 5, 2010 (inception) through March 31, 2012 (Unaudited)	F-15
Statements of Stockholders’ Deficit for the three month period ended March 31, 2012 (Unaudited)	F-16
Notes to Financial Statements (Unaudited)	F-17 - F-19

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of

Nostalgia Family Brands, Inc.

We have audited the accompanying balance sheet of Nostalgia Family Brands, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2011, and for the period November 5, 2010 (inception) through December 31, 2010, and for the period November 5, 2010 (inception) through December 31, 2011. Nostalgia Family Brands, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nostalgia Family Brands, Inc. (a development stage company) as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011, the period November 5, 2010 (inception) through December 31, 2010, and for the period November 5, 2010 (inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage, and is dependent on raising capital to fund operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

Las Vegas, Nevada

May 16, 2012

F-2

Nostalgia Family Brands, Inc.

(A Development Stage Company)

BALANCE SHEETS

As of December 31,

	2011	2010

ASSETS
Current assets
Cash	$20,592	$0
Total current assets	20,592	0

Total assets	$20,592	$0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings-related party	$200	$0
Total current liabilities	200	0

Commitments and contingencies	-	-

Stockholders’ equity
Common stock, $0.001 par value, 50,000,000 shares authorized as of December 31, 2011 and 2010 and 2,050,000 and 0 issued and outstanding at December 31, 2011 and 2010, respectively	2,050	0
Additional paid in capital	18,450	0
Accumulated deficit	(108)	0
Total stockholders' equity	20,392	0

Total liabilities and stockholders' equity	$20,592	$0

The accompanying notes are an integral part of these financial statements.

F-3

Nostalgia Family Brands, Inc.

 (A Development Stage Company)

STATEMENTS OF OPERATIONS

For the year ended December 31, 2011,

the period November 5, 2010 (inception) to December 31, 2010 and November 5, 2010 (inception) to December 31, 2011

	For the year ended December 31, 2011	For the period November 5, 2010 (inception) to December 31, 2010	Period from inception (November 5, 2010) to December 31, 2011

Revenues	$—	$—	$—

Pre-operating expenses
General & administrative	108	—	108

Total pre-operating expenses	$108	$—	$108

Pre-operating loss before income taxes	(108)	—	$(108)
Provision for income tax	—	—	—
Net loss	$(108)	$—	$(108)

Basic and diluted net loss per common share	$(0.001)	$—
Weighted average shares of capital outstanding - basic	85,068	—

The accompanying notes are an integral part of these financial statements.

F-4

Nostalgia Family Brands, Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2011,

the period November 5, 2010 (inception) to December 31, 2010 and the period November 5, 2010 (inception) to December 31, 2011

	For the year ended December 31, 2011	For the period November 5, 2010 (inception) to December 31, 2010	For the period November 5, 2010 (inception) to December 31, 2011
CASH FLOWS FROM PRE-OPERATING ACTIVITIES
Net loss	$(108)	$-	$(108)

Adjustments to reconcile net (loss) to net cash provided by pre-operating activities:

Changes in components of working capital:
Increase in other current liabilities	200	-	200
Increase in other assets	-	-	-
Net cash provided by pre-operating activities	92	-	92

CASH FLOWS FROM INVESTING ACTIVITIES:
Issuance of common stock	20,500	-	20,500
Net cash provided by investing activities:	20,500	-	20,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	20,592	-	20,592
Cash and cash equivalents, beginning of period	-	-	-
Cash and cash equivalents, end of period	$20,592	$-	$20,592
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

Nostalgia Family Brands, Inc.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the period November 5, 2010 (inception) to December 31, 2011

	Common Stock
	Shares	Par Value	Additional Paid in Capital	Accumulated Deficit	Stockholders Equity

Balance, November 5, 2010 (inception)	-	$-	$-	$-	$-
Net Loss				-	-
Balance, December 31, 2010	-	-	-	-	-
Commons stock issued for cash	2,050,000	2,050	18,450	-	20,500
Net loss				(108)	(108)
Balance, December 31, 2011	2,050,000	$2,050	$18,450	$(108)	$20,392

The accompanying notes are an integral part of these financial statements.

F-6

Nostalgia Family Brands, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business	•	Nostalgia Family Brands, Inc. (the “Company”) is a Delaware Corporation organized November 5, 2010 and commenced operations during the first quarter 2011. The Company will develop the web site nostalgiafamilybrands.com. The Company’s business model is to manufacture products that had been popular in the earlier 1950 and 1960’s and perhaps other decades, but have been discontinued. The specific product categories include candy, food and personal hygiene. Examples of the proposed products include: Bit-O-Licorice, Hollywood Candy Bars, Hydrox Cookies, Puffa Puffa Rice Cereal, Chipso Laundry Soap and Stopette Deodorant. These items represent some of the products that the current older generation enjoyed that the Company intends to target to make available once again at retail supermarkets and drug stores.

		•	The Company currently maintains its corporate office in Atlantic Highlands, New Jersey.

2.	Summary of Significant Accounting Policies	—	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

	Use of Estimates	•	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

	Cash and Cash Equivalents	—	The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

	Fair Value of Financial Instruments	—

Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

	Development Stage Enterprise	—	The Company has been devoting most of its efforts to raising capital and developing a business plan and, consequently, meets the definition of a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards FASB Topic 915 “Accounting and Reporting for Development Stage Enterprises.” Under FASB Topic 915, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

F-7

Property, Website and Equipment; Depreciation and Amortization	•	Property and computer equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to income as incurred. Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred. The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

	—	The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”. As a result, costs associated with the web site application and infrastructure development stage are capitalized. Amortization of costs commenced once the web site was ready for its intended use.

	•	For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets. Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years

Computer and equipment	20% - 50%	2 – 5 years
Website Development Costs	20%	5 years
Leasehold improvements (or life of lease where applicable)	20% - 50%	2 – 5 years

Income Taxes	—	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

	—	Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

	—	A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

	—	The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

F-8

	Revenue Recognition	—	The Company intends to generate its revenue from products sold from traditional retail outlets.

		—	All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

	Concentration of Credit Risk	—	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal. At December 31, 2010 and 2011 the Company did not have any uninsured cash deposits.

	Impairment of Long-lived Assets	—	The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2010 and 2011, the Company did not recognize an impairment charge.

	Recent Accounting Pronouncements	—	The Company has assessed all newly issued accounting pronouncements released during the years ended December 31, 2010 and 2011, and have found none of them to have a material impact on the Company’s financial statements.

3.	Going Concern	—	The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has no history or sales, no certainty of continuation can be stated.

		—	Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

4.	Short-term Borrowings-related party	—	Short-term borrowings-related party consists of the following at December 31, 2011.

2011

Expenses paid on behalf of the Company – William P. McDermitt.	$200
TOTAL	$200

—	The borrowings are due on demand with no stated interest rate. The imputed interest expense is considered by management to be immaterial to the financial statements at December 31, 2011.

F-9

5.	Capital Stock Activity	—	The Company’s Articles of Incorporation to authorize the issuance 50,000,000 shares of one (1) class of $.001 par value common stock.

		—	During the year ended December 31, 2011, the Company issued 2,050,000 shares of its $0.001 par value common stock to several accredited investors for cash totaling $20,500.
Dividends
		—	The Company has never issued dividends.
Warrants
		—	The Company has never issued any warrants.
Options
		—	The Company has never issued options.

6.	Income Taxes	—	A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

2011

Statutory U.S. federal rate	34.00%
Permanent differences	.00%
Timing differences	00%
Valuation allowance	(34.00)%

Provision for income tax expense(benefit)	0.0%

—	The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

2011
Deferred tax assets:
Net operating loss carry forwards	$41

Gross deferred tax assets	41

Valuation allowance	(41)

$0

—	At December 31, 2011, a valuation allowance for $41 has been set up for this deferred asset.

7.	Advances by Affiliates	—	The Company received from William P. McDermitt, a related party, $200 in cash to establish the Company’s bank account, which supplemented the Company’s working capital and is included in current liabilities. Furthermore, Mr. McDermitt purchased 500,000 shares of stock for $5,000 during the first quarter 2012.

F-10

—	The Company has evaluated estimates and assumptions related to donated services and rent provided by the Officers of the Company during the start-up phase of this business. It has been determined that these services provided by these individuals were nominal through December 31, 2011.

8.	Subsequent Events	—	During the first quarter 2012, the Company issued 1,750,000 shares of the Company Common stock at $0.01 per share to several accredited investors in return for $17,500.

9.	Net Loss per Share of Common Stock	—	The Company has adopted FASB Topic 260, "Earnings per Share," which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share). There were no anti-dilutive instruments.

2011
Numerator - basic and diluted loss per share net loss	$(108)
—
Net loss available to common stockholders	$(108)

Denominator – basic and diluted loss per share – weighted average common shares outstanding	85,068
Basic and diluted earnings per share	$(0.001)

F-11

Nostalgia Family Brands, Inc.

(a development stage company)

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS

Current assets :
Cash	$14,242	$20,592
Prepaid legal expense	12,000	-
Total current assets	26,242	20,592

Total assets	26,242	20,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings-related party	200	200
Total current liabilities	200	200

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 50,000,000 shares authorized as of March 31,2012 and 3,800,000 and 2,050,000 issued and outstanding at March 31, 2012 December 31, 2011, respectively	3,800	2,050
Additional paid in capital	34,200	18,450
Accumulated deficit	(11,958)	(108)
Total stockholders' equity	26,042	20,392
Total Liabilities and Stockholders' Equity	$26,242	$20,592

The accompanying notes are an integral part of these condensed financial statements

F-12

Nostalgia Family Brands, Inc.

(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS

For the three month periods ended March 31, 2012 and March 31, 2011

(Unaudited)

	For the	For the
	three month	three month
	period ended	period ended
	March 31, 2012	March 31, 2011

Revenues	$-	$-

Pre-operating expenses

Professional fees	11,850	-
Total pre-operating expenses	11,850	-

Pre-operating loss	(11,850)	-

Provision for income tax	-	-

Net loss	$(11,850)	$-

Basic and diluted net loss per common share	$(0.003)	$-

Weighted average shares of capital outstanding - basic	3,520,879	-

The accompanying notes are an integral part of these condensed financial statements

F-13

Nostalgia Family Brands, Inc.

(a development stage company)

CONDENSED STATEMENT OF OPERATIONS

For the period November 5, 2010 (inception) to March 31, 2012

(Unaudited)

For the period
November 5, 2010
(inception) to
March 31, 2012

Revenues	$-

Pre-operating expenses

Selling, general and administrative	108
Professional fees	11,850
Total pre-operating expenses	11,958

Pre-operating loss	(11,958)

Provision for income tax	-

Net loss	$(11,958)

The accompanying notes are an integral part of these condensed financial statements

F-14

Nostalgia Family Brands, Inc.

(a development stage company)

CONDENSED STATEMENTS OF CASH FLOWS

For the three month periods ended March 31, 2012 and 2011

and November 5, 2010 (inception) to March 31, 2012

(Unaudited)

	For the	For the	For the period
	three month	three month	November 5, 2010
	period ended	period ended	(inception) to
	March 31, 2012	March 31, 2011	March 31, 2012
CASH FLOWS FROM PRE-OPERATING ACTIVITIES:
Net (loss)	$(11,850)	$-	$(11,958)

Adjustments to reconcile net loss to net cash used for pre-operating activities:

Amortization of legal fees	8,000	-	8,000
(Increase) in prepaid legal expense	(20,000)		(20,000)
Net cash used by operating activities	(23,850)	-	(23,958)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term borrowings-related party	-	-	200
Issuance of common stock	17,500	-	38,000
Net cash provided by financing activities	17,500	-	38,200

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,350)	-	14,242

Cash and cash equivalents, beginning of period	20,592	-	-
Cash and cash equivalents, end of period	$14,242	$-	$14,242

Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these condensed financial statements

F-15

Nostalgia Family Brands, Inc.

(a development stage company)

STATEMENTS OF STOCKHOLDERS' EQUITY

For the three month period ended March 31, 2012

(Unaudited)

	Common Stock		Additional		Total
	Par Value $0.001		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
BALANCE 12/31/11	2,050,000	$2,050	$18,450	$(108)	$20,392
Common stock issued	1,750,000	1,750	15,750		17,500
Net loss				(11,850)	(11,850)
BALANCE 3/31/12	3,800,000	$3,800	$34,200	$(11,958)	$26,042

The accompanying notes are an integral part of these condensed financial statements

F-16

Nostalgia Family Brands, Inc.

(a development stage company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the three months ended March 31, 2012

1.	Basis of Presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2011 and notes thereto included in the Company's Form S-1. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

2.	Recent Accounting Pronouncements	•	The Company has assessed all newly issued accounting pronouncements released during the three months ended March 31, 2012, and have found none of them to have a material impact on the Company’s financial statements.

3.	Going Concern	•

The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has no history or sales, no certainty of continuation can be stated.

		•	Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

4.	Prepaid Legal Expense	•	Prepaid legal expense consists of the following at March 31, 2012 and December 31, 2011.

	March 31, 2012	December 31, 2011
Prepaid legal fees	$12,000	$-
TOTAL	$12,000	$-

F-17

5.	Short-term borrowings-related party	•	Short-term borrowings-related party consists of the following at March 31, 2012 and December 31, 2011.

	March 31, 2012	December 31, 2011
Prepaid expenses paid on behalf of the Company – William P. McDermitt	$200	$200
TOTAL	$200	$200

The borrowings are due on demand with no stated interest rate. The imputed interest expense is considered by management to be immaterial to the financial statements at March 31, 2012.

6.	Capital Stock Activity	•	The Company’s Articles of Incorporation authorize the issuance 50,000,000 shares of one class of $.001 par value common stock.

o	During the three months ended March 31, 2012, the Company issued 1,750,000 shares of its $0.001 par value common stock to several accredited investors for cash totaling $17,500.

o	During the three months ended December 31, 2011, the Company issued 2,050,000 shares of its $0.001 par value common stock to several accredited investors for cash totaling $20,500.

		•	Dividends - The Company has never issued dividends.

		•	Warrants - The Company has never issued any warrants.

		•	Options - The Company has never issued options.

7.	Advances by Related Party	•

During the year ended December 31, 2011 Company received from William P. McDermitt, a related party, $200 in cash to establish the Company’s bank account, which supplemented the Company’s working capital and is included in current liabilities. Furthermore, Mr. McDermitt purchased 500,000 shares of stock for $5,000 during the first quarter 2012.

•

The Company has evaluated estimates and assumptions related to donated services and rent provided by the Officers of the Company during the start-up phase of this business. It has been determined that these services provided by these individuals were nominal through March 31, 2012.

8.	Subsequent Events	•	The Company has evaluated subsequent events through the date which it has made its financial statements available, and has identified no significant reportable events through that date.

F-18

9.	Net Loss per Share of Common Stock	•	The Company has adopted FASB Topic 260, "Earnings per Share," which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share). There were no anti-dilutive instruments.

Three Months
Ended
March 31, 2012

Numerator - basic and diluted loss per share net loss	$(11,850)

Denominator - basic and diluted loss per share - weighted average common shares outstanding	3,520,879

Basic and diluted earnings per share	$(0.003)

F-19

Through and including                , 2012 (the 90th day after the date of this prospectus), all dealers effecting transactions in the registered securities offered hereby, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

3,000,000 Shares

NOSTALGIA FAMILY BRANDS, INC.

Common Stock

PROSPECTUS

                                    , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by Nostalgia Family Brands, Inc. (the “Registrant”) in connection with this offering described in this registration statement. All amounts shown are estimates, except the SEC registration fee.

Item	Amount to be Paid
SEC registration fee	$34.38
Legal fees and expenses	35,000
Accounting fees and expenses	5,000
Printing and engraving expenses	2,000
Transfer agent fees	5,000
Blue sky fees and expenses	2,000
Miscellaneous	965.62

Total	$50,000

Item 14. Indemnification of Directors and Officers

The Registrants’ bylaws limits its directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, the Registrant’s directors and officers will not be liable to it or its stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director’s or officer’s duty of loyalty to the Registrant or the Registrant’s stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of the Registrant’s directors and officers shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of the Registrant’s directors and officers in its bylaws will generally not limit liability under state or federal securities laws.

Delaware law and the Registrant’s bylaws provide that the Registrant will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with the Registrant against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

II-1

Item 15. Recent Sales of Unregistered Securities

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act.

During the period between January 3, 2011 and January 13, 2012, we issued 3,800,000 shares of our common stock to each of 44 investors, for a purchase price of $0.01 per share, or aggregate proceeds of $38,000. These shares were issued in a series of transactions in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder for transactions not involving any public offering. The Registrant believes that the exemption was available because the offer and sale of the securities did not involve a public offering and because of the limited number of recipients, each of the purchaser’s representation of sophistication in financial matters, and his or her access to information concerning the Registrant. No underwriters were involved in the foregoing sales of securities.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation*
3.2	By-Laws*
4.1	Form of specimen certificate representing common stock
5.1	Opinion of Herrick, Feinstein LLP
23.1	Consent of L.L. Bradford & Company, LLC
23.2	Consent of Herrick, Feinstein LLP (to be included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page hereto)*

*	Previously filed.

(b)	Financial Statement Schedules

All schedules are omitted since the required information is not applicable, the information is presented in the Registrant’s consolidated financial statements and the related notes thereto or is not present in amounts sufficient to require submission of the schedules.

Item 17. Undertakings

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

II-2

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be filed on its behalf by the undersigned, thereunto duly authorized in the City of Atlantic Highlands, State of New Jersey on July 9, 2012.

NOSTALGIA FAMILY BRANDS, INC.

By:	/s/ William P. McDermitt
Name: William P. McDermitt
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. McDermitt	Chief Executive Officer and director (principal executive officer)	July 9, 2012
William P. McDermitt

/s/ Edward O’Donnell	Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	July 9, 2012
Edward O’Donnell